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                                                                   EXHIBIT-10.5


                                PROMISSORY NOTE

 $12,000,000                                                     Alsip, Illinois
                                                                    June 1, 1998


     FOR VALUE RECEIVED, GRIFFITH MICRO SCIENCE INTERNATIONAL, INC. (the "Borrower"), a corporation duly organized and validly existing under the laws of Delaware, hereby promises to pay to the order of GRIFFITH LABORATORIES INTERNATIONAL, INC. (the "Creditor"), at its office located at 1 Griffith Center, Alsip, Illinois 60803-3495 (or at such other place of payment designated by the holder hereof to the Borrower), the principal sum of:

                             TWELVE MILLION DOLLARS

($12,000,00.00) in lawful money of the United States of America, which principal sum shall be payable ON DEMAND.

     The Borrower hereby further promises to pay to the order of the Creditor, at the place of payment, interest on the unpaid principal amount hereof from the date hereof until the maturity hereof (whether by acceleration or otherwise), at a rate equal to six per cent (6.00%) per annum, such interest to be payable at the maturity hereof (whether by acceleration or otherwise). The Borrower hereby further promises to pay to the order of the Creditor, on demand, at the place of payment, interest on the principal amount hereof unpaid after maturity (whether by acceleration or otherwise) at a rate per annum equal to nine (9.00%) per annum. All interest payable hereunder shall be calculated on the basis of a year of 360 days and actual days elapsed. "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in Chicago and Alsip are required or permitted by law to close.

     All payments due hereunder shall be made by the Borrower to the holder hereof no later that 2:00 p.m. local time at the place of payment, in lawful money of the United States of America and in funds immediately available and freely transferable at the place of payment, free and clear of, and without deduction for, any present or future taxes, levies, offsets, counterclaims or deductions of any nature whatsoever ("Deductions"). Payments received after such time shall be deemed received by the holder hereof on the next succeeding Business Day at such place of payment. In the event that the Borrower is compelled for any reason to make any Deductions, it shall pay to the holder hereof such amounts (after giving effect to all Deductions on all additional payments to be made hereunder) as will result in the receipt by the holder hereof of the amount such holder would have received had no such Deductions been required to be made. If any payment shall fall due hereunder on a day that is not a Business Day for the holder hereof at the place of payment, payment shall be made on the next succeeding Business Day at such place of payment and interest thereon shall be payable for such extended time.



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     This Promissory Note may be prepaid in whole or in part without the prior written consent of the holder hereof.

     In the event that the Borrower shall be in default in the payment when and as due of any amounts due hereunder or under any other indebtedness or liability of the Borrower to the holder hereof (whether by acceleration or otherwise), such holder may, by notice to the Borrower, declare all amounts due hereunder to be forthwith due and payable and thereupon this Promissory Note and all such amounts shall be and become immediately due and payable all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower. The Borrower hereby agrees to indemnify the holder hereof against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by such holder as a result of such default and/or acceleration of, this Promissory Note, including, without limitation, all court costs, reasonable attorney's fees and other costs of collection. No delay on the part of the holder hereof in exercising any of its options, powers or rights, or partial or single exercise thereof shall constitute a waiver thereof. The options, powers and rights of the holder hereof specified herein are in addition to those otherwise created.

     This Promissory Note shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to choice of law or conflicts of laws principles.


                                       Griffith Micro Science International,
                                       Inc.



                                       By:  /s/ Kevin M. Swan
                                          ------------------------------------

                                       Its:  President and C.E.O.
                                             ---------------------------------